Exhibit 21

L-3 Communications Holdings, Inc. and Subsidiaries
As of December 31, 2010

Name	Jurisdiction

3Di Technologies, LLC	Maryland
Advanced New Technologies Ltd.	United Kingdom
Advanced Systems Architectures (Holdings) Limited	United Kingdom
Amplidan A/S	Denmark
ANT Sarl	France
APSS S.r.l.	Italy
Army Fleet Support, LLC*	Delaware
Astrid Energy Enterprises S.R.L*	Italy
Aviation Communications & Surveillance Systems, LLC*	Delaware
Aydin Yazilim ve Elektronik Sanayi A.S.*	Turkey
Binary Ionization Inc.*	Delaware
Broadcast Sports Inc.	Delaware
C3-ilex, LLC*	California
Cayenta, Inc.*	Delaware
Combat Advanced Propulsion, LLC*	Delaware
D.P. Associates Inc.	Virginia
Delta Lord Joint Venture*	Florida
ELAC Nautik Unterstützungskaße GmbH	Germany
Electrodynamics, Inc.	Arizona
EMC S.r.l.*	Italy
Engility Corp.	Delaware
ESSCO Collins Limited	Ireland
EuroAtlas Gesellschaft für Leistungselektronik mbH	Germany
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited*	United Kingdom
Forfeiture Support Associates, LLC*	Delaware
Funa Global Safety Systems GmbH	Germany
Funa GmbH International GmbH	Germany
Funa GmbH Nachrichtentechnik	Germany
Funa International B.V.	Netherlands
Funa International Inc.	Florida
Funa International Ltd.	United Kingdom
Funa International Oy	Finland
Funa International Srl	Italy
Global Military Aircraft Systems, LLC*	Delaware
Honeywell TCAS Inc.*	Delaware
HSA Systems Pty Ltd	Australia
International Aerospace Management Company Scrl*	Italy
International Resources Group Ltd.	Delaware
Interstate Electronics Corporation	California
IRG Systems South Asia Pvt. Ltd.*	India
JovyAtlas Elektrische Umformtechnik GmbH	Germany
J-R Technical Management, L.L.C.*	Texas
J-R Technical Services Limited Partnership, L.L.P.*	Texas
L-3 Airborne Technologies, Inc.	Delaware
L-3 Chesapeake Sciences Corporation	Maryland
L-3 Communications Advanced Laser Systems Technology, Inc.	Florida
L-3 Communications AIS GP Corporation	Delaware
L-3 Communications ASA Limited	United Kingdom
L-3 Communications Australia Group Pty Ltd	Australia
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Avionics Systems, Inc.	Delaware
L-3 Communications Canada Inc.	Canada
L-3 Communications Cincinnati Electronics Corporation	Ohio
L-3 Communications Corporation	Delaware
L-3 Communications CyTerra Corporation	Delaware
L-3 Communications Dynamic Positioning and Control Systems, Inc.	California
L-3 Communications ELAC Nautik GmbH	Germany
L-3 Communications Electron Technologies, Inc.	Delaware

L-3 Communications Electronic Systems Inc.	Canada
L-3 Communications EO/IR, Inc.	Florida
L-3 Communications ESSCO, Inc.	Delaware
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Flight International Aviation LLC	Delaware
L-3 Communications Foreign Holdings, Inc.	Delaware
L-3 Communications Germany Holdings, LLC	Delaware
L-3 Communications Group Limited	United Kingdom
L-3 Communications Holding GmbH	Germany
L-3 Communications Holdings, Inc.	Delaware
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications India Private Limited	India
L-3 Communications Integrated Systems L.P.	Delaware
L-3 Communications Investments Inc.	Delaware
L-3 Communications Klein Associates, Inc.	Delaware
L-3 Communications Korea Corporation	South Korea
L-3 Communications Ltd.	United Kingdom
L-3 Communications Magnet-Motor GmbH	Germany
L-3 Communications Malaysia Sdn. Bhd.	Malaysia
L-3 Communications MAPPS Inc.	Canada
L-3 Communications MAPPS Investments, LLC	Delaware
L-3 Communications MAPPS Malaysia Sdn. Bhd.	Malaysia
L-3 Communications Marine Holdings AS	Norway
L-3 Communications Marine Systems UK Ltd.	United Kingdom
L-3 Communications MariPro, Inc.	California
L-3 Communications MAS (Canada) Inc.	Canada
L-3 Communications Mobile-Vision, Inc.	New Jersey
L-3 Communications Nautronix Limited	New Zealand
L-3 Communications Nautronix Limited	Australia
L-3 Communications Nova Engineering, Inc.	Ohio
L-3 Communications Prime Limited	United Kingdom
L-3 Communications Security and Detection Systems, Inc.	Delaware
L-3 Communications Shared Services, LLC	Delaware
L-3 Communications Singapore Pte Ltd	Singapore
L-3 Communications Sonoma EO, Inc.	California
L-3 Communications U.K. Ltd.	United Kingdom
L-3 Communications Valmarine AS	Norway
L-3 Communications Vector International Aviation LLC	Delaware
L-3 Communications Vermögensverwaltungs GmbH & Co. KG	Germany
L-3 Communications Vertex Aerospace LLC	Delaware
L-3 Communications Verwaltungs GmbH	Germany
L-3 Communications Westwood Corporation	Nevada
L-3 Fuzing and Ordnance Systems, Inc.	Delaware
L-3 G.A. International, Inc.	Florida
L-3 Global Communications Solutions, Inc.	Virginia
L-3 Marine Systems Korea Co., Ltd.	Republic of Korea
L-3 Offshore Limited	United Kingdom
L-3 Services, Inc.	Delaware
L-3 Security Equipment Trading (Beijing) Co., Ltd.	China
L-3 Unmanned Systems, Inc.	Texas
L-Tres Comunicaciones Costa Rica, S.A.	Costa Rica
LinCom Wireless, Inc.*	Delaware
Lyngsø Marine A/S	Denmark
MGS Montage GmbH	Germany
Microdyne Communications Technologies Incorporated	Maryland
Microdyne Corporation	Maryland
Microdyne Outsourcing Incorporated	Maryland
Mosaic Mapping Inc.*	Canada
MPRI International Services, Ltd.	Bermuda
MVT Equity LLC*	Delaware
Narda Safety Test Solutions GmbH	Germany
Narda Safety Test Solutions S.r.l.	Italy
Nautronix (Singapore) Pte Ltd	Singapore
Nautronix Asia Pacific Pte Limited	Singapore
Nordakademie gAG*	Germany

Pac Ord Inc.	Delaware
Power Paragon (Deutschland) Holding GmbH	Germany
Power Paragon, Inc.	Delaware
Sakon Calling Cards, LLC*	New Jersey
Sakon, LLC*	Delaware
SAM East Asia Ltd.	Hong Kong
SAM Electronics GmbH	Germany
SAM Electronics Nederland B.V.	Netherlands
SAM Taihang Electronics Co. Ltd.	China
Sovcan Star Satellite Communications Inc.*	Canada
SPD Electrical Systems, Inc.	Delaware
SPD Switchgear Inc.	Delaware
STN Schiffselektrik GmbH & Co. KG	Germany
STN Schiffselektrik Verwaltungs GmbH	Germany
Storm Control Systems Limited	United Kingdom
SYColeman Corporation USA-Filiala Bucuresti SRL	Romania
Terra Cable Singapore Pte Ltd	Singapore
Titan Deutschland GmbH	Germany
Titan Facilities, Inc.	Virginia
Titan Italia Srl	Italy
Titan Systems Solutions UK Ltd.	United Kingdom
Titan Wireless, Inc.*	Delaware
TRL Electronics Limited	United Kingdom
TRL Technology Limited	United Kingdom
URS Coleman, LLC*	Maryland
Wescam Asia PTE Ltd.*	Singapore
Wescam Financial (U.S.A.) LLC	Delaware
Wescam Inc.	Canada

*	Represents a non-wholly owned subsidiary.